UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2005

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our members have approved changes to our Articles of Incorporation and Bylaws which allow us to take advantage of the repeal of the Federal Dividend Allocation Rule (DAR). Members voted 99 percent in favor of the changes through a mail ballot which was counted during a special meeting May 3, 2005 at our headquarters. Sixty-four percent of eligible votes were cast on the issue. A simple majority of votes cast was required for approval.

With the repeal of the DAR in late 2004, and passage of the article and bylaw changes, we will no longer be required to reduce our net earnings available for patronage refunds by the dividends paid on capital stock or other proprietary capital interest.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is being filed with this report:

3.1 Resolution fo the Board of Directors of CHS Inc. to amend the Articles of Incorporation and Bylaws of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

May 4, 2005	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Resolution of the Board of Directors of CHS Inc. to amend the Articles of Incorporation and Bylaws of the Company